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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           FirsTier Financial, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
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     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

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                             [FIRSTIER LETTERHEAD]

                                February 2, 1996

Dear FirsTier Shareholder:

    By now you should have received the Proxy Statement/Prospectus of FirsTier Financial Inc. ("FirsTier") and First Bank System, Inc. ("FBS") dated January 19, 1996 (the "Proxy Statement") relating to the Special Meeting of Shareholders of FirsTier to be held on February 16, 1996 to consider the proposed merger of FirsTier with FBS. We hope you have had a chance to read the Proxy Statement, as it contains important information concerning the proposed merger of FirsTier with FBS, including your Board's recommendation to vote FOR the proposed merger, and the reasons for that recommendation.

    Additionally, the Proxy Statement disclosed, among other things, that FBS had entered into a merger agreement with First Interstate Bancorp ("First Interstate") early last November. The Proxy Statement also stated that there could be no assurance the agreed merger of FBS with First Interstate would be consummated. As many of you may already know, FBS recently announced the termination of its merger agreement with First Interstate. The Proxy Statement noted that the proposed merger of FirsTier and FBS is not contingent upon the consummation of the proposed merger of FBS and First Interstate. In fact, FirsTier entered into its merger agreement with FBS on August 6, 1995, three months prior to any announcements concerning a proposed business combination between FBS and First Interstate.

    We take this opportunity to remind you to vote, either in person or by proxy, at the February 16, 1996 FirsTier Special Meeting of Shareholders. IT IS IMPORTANT THAT ALL SHAREHOLDERS BE REPRESENTED AT THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE URGE YOU TO SEND IN THE ENCLOSED PROXY CARD, IF YOU HAVE NOT ALREADY SENT IN THE CARD ENCLOSED WITH THE PROXY STATEMENT. As noted on the enclosed proxy card, by signing and returning the enclosed proxy card you are revoking any previous proxies. Additionally, you may revoke your proxy prior to its exercise. If you have any questions about voting your proxy, please contact Morrow & Co., Inc. toll free at (800) 662-5200.

    We look forward to seeing those of you who will attend the Special Meeting.

                                          Sincerely,

                                          /s/ David A. Rismiller

                                          David A. Rismiller
                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER